Exhibit 23.2
                             Consent of Independent

                          Certified Public Accountants


Provectus Pharmaceuticals, Inc.
Knoxville, Tennessee

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 5, 2003, relating to the consolidated financial statements of Provectus Pharmaceuticals, Inc. which is contained in that Prospectus, and to the incorporation in the Prospectus by reference of our report dated March 5, 2003, relating to the consolidated financial statements of Provectus Pharmaceuticals, Inc. appearing in the Company's Annual Report on Form 10-KSB for the period from January 17, 2002 (inception) through December 31, 2002. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.





/S/ BDO Seidman, LLP
BDO Seidman, LLP
Chicago, Illinois


February 12, 2004